SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]   Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            COVENANT TRANSPORT, INC.
               (Name of Registrant as Specified in its Charter)

                The Covenant Transport, Inc. Board of Directors
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

[x]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11

(1)   Title of each class of securities to which transaction applies:       N/A
(2)   Aggregate number of securities to which transaction applies:          N/A
(3)   Price per unit or other underlying value of transaction computed
      pursuant to Exchange Act Rule 0-11:                                   N/A
(4)   Proposed maximum aggregate value of transaction:                      N/A
(5)   Total Fee paid                                                        N/A

[ ]   Fee paid previously with preliminary materials                        N/A
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:                                         N/A
      (2)   Form, Schedule or Registration Statement No.:                   N/A
      (3)   Filing Party:                                                   N/A
      (4)   Date Filed:                                                     N/A

                           COVENANT TRANSPORT, INC.
                            400 Birmingham Highway
                         Chattanooga, Tennessee 37419

                     ------------------------------------


                          NOTICE AND PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 12, 1998

                     ------------------------------------


To Our Stockholders:

      The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Covenant Transport, Inc., a Nevada Corporation (the "Company"), will be held at the Company, 400 Birmingham Highway Chattanooga, Tennessee 37419, at 10:00 a.m., Eastern Time, on Tuesday, May 12, 1998 for the following purposes:

     1. To consider and act upon a proposal to elect seven (7) directors of the Company;

     2. To consider and act upon a proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company for 1998; and

     3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

      The foregoing matters are more fully described in the accompanying Proxy Statement.

      The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

      All Stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors


                                          /s/ David R. Parker
                                          David R. Parker
                                          Chairman of the Board
Chattanooga, Tennessee 37419
April 10, 1998

                           COVENANT TRANSPORT, INC.
                            400 Birmingham Highway
                         Chattanooga, Tennessee 37419

                     ------------------------------------


                               PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 12, 1998

                     ------------------------------------


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Covenant Transport, Inc., a Nevada corporation (the "Company"), to be used at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company, 400 Birmingham Highway, Chattanooga, Tennessee 37419 on Tuesday, May 12, 1998, at 10:00 a.m. Eastern Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 10, 1998.

      The enclosed copy of the Company's annual report for the fiscal year ended December 31, 1997, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                              PROXIES AND VOTING

      Only stockholders of record at the close of business on March 31, 1998 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On March 31, 1998, there were issued and outstanding 11,013,500 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 11,013,500 votes on all matters subject to a vote at the Annual Meeting, and 2,350,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 13,363,500 shares of Common Stock outstanding, entitled to cast an aggregate 15,713,500 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes 656,800 shares of Class A Common Stock reserved for issuance to key employees under the Company's incentive stock plan, of which 202,700 shares were at March 26, 1998 subject to vested but unexercised options (and are not entitled to vote at the Annual Meeting). The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

      All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven
(7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

      Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions are counted only for purposes of determining whether a quorum is present at the meeting. If no direction is specified by the stockholder, the proxy will be voted "For" the proposals as specified in this notice and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

      At the Annual Meeting, the Stockholders will elect seven directors to serve as the Board of Directors until the 1999 Annual Meeting of the Stockholders of the Company or until their successors are elected and qualified. The Company currently has six directors -- David R. Parker, Michael W. Miller, R.H. Lovin, Jr., William T. Alt, Hugh O. Maclellan, Jr., and Mark A. Scudder. On February 26, 1998, the Board of Directors voted to expand the number of directors to seven effective at the Annual Meeting. The Board nominated Robert
E. Bosworth to fill the additional director position. In the absence of contrary instructions, each proxy will be voted for the election of the existing directors and Mr. Bosworth.

Information Concerning Directors and Executive Officers

      Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors, director nominees, and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Covenant Transport, Inc., a Tennessee corporation. All executive officers are elected annually by the Board of Directors.


         NAME                AGE              POSITION                DIRECTOR
                                                                      SINCE
David R. Parker              40    Chairman of the Board, President,
                                   Chief Executive Officer            1985
Michael W. Miller            40    Executive Vice President, Chief
                                   Operating Officer, Director        1995
R. H. Lovin, Jr.             46    Vice President - Administration,
                                   Secretary, Director                1994
Joey B. Hogan                36    Treasurer and Chief Financial
                                   Officer                             NA
Ronald B. Pope               53    Vice President - Sales and
                                   Marketing                           NA
William T. Alt (1)(2)        61    Director                           1994
Hugh O. Maclellan, Jr.(1)(2) 58    Director                           1994
Mark A. Scudder(1)(2)        35    Director                           1994
Robert E. Bosworth           51    Director                           Nominee

------------------------
(1)   Member of the Audit Committee.
(2)   Member of the Compensation Committee.

      David R. Parker has served as President since founding the Company in 1985 and as Chairman of the Board and Chief Executive Officer since 1994. Mr. Parker was elected to the Board of Directors of the Truckload Carriers' Association in 1994.

      Michael W. Miller has served as the Company's Executive Vice President and Chief Operating Officer since 1997. He previously served as Vice President - Operations since 1993, Operations Manager since 1990, and Assistant Operations Manager since 1987. Prior to joining the Company, Mr. Miller operated his own cartage company from 1982 to 1986, served as a terminal manager for Interstate Systems from 1979 to 1982, and held the position of traffic manager for Jackson Manufacturing from 1975 to 1979.

      R. H. Lovin, Jr. has served as the Company's Vice President - Administration since May 1994 and Corporate Secretary since August 1995, prior to which he served as the Company's Chief Financial Officer since 1986. Before joining the Company, Mr. Lovin served as a comptroller/accountant for Perry

Smith Company and Olin Chemical Co. Mr. Lovin became a director immediately following the closing of the Company's initial public offering on November 4, 1994.

      Joey B. Hogan, the Company's Treasurer and Chief Financial Officer, joined Covenant in those capacities in August 1997. Prior to joining the Company, Mr. Hogan served as Chief Financial Officer of The McKenzie Companies in Cleveland, Tennessee, a group of privately-owned companies, including National Cash Advance and certain investment and real estate concerns. From 1986 to 1996, Mr. Hogan served in various capacities, including three years as Director of Finance, with Chattem, Inc., a publicly-held company, headquartered in Chattanooga, Tennessee, involved in the manufacturing and marketing of over-the-counter pharmaceuticals and toiletries products.

      Ronald B. Pope has served as Covenant's Vice President - Sales and Marketing since October 1993, having previously served as Covenant's sales manager for the western region since December 1990. From 1986 to 1990, Mr. Pope was self-employed and/or provided a variety of sales and marketing functions in the truckload transportation industry. From 1984 to 1986, Mr. Pope served as Executive Vice President/Marketing for P.S.T. Vans, a truckload carrier, and from 1980 to 1984 held marketing positions for Western Express, also a truckload carrier.

      William T. Alt has engaged in the private practice of law since 1962 and has served as outside counsel to the Company since 1986. Mr. Alt became a director immediately following the closing of the Company's initial public offering on November 4, 1994.

      Hugh O. Maclellan, Jr. has served as Chairman of the Executive Committee of Provident Life and Accident Insurance Company, Chattanooga, Tennessee, since 1988. Mr. Maclellan is President of the Maclellan Foundation and Chairman of the Board of Trustees of King College, Bristol, Tennessee. Mr. Maclellan also serves as a director of SunTrust Bank, Chattanooga, N.A. Mr. Maclellan became a director immediately following the closing of the Company's initial public offering on November 4, 1994.

      Mark A. Scudder has engaged in the private practice of law since 1988. He is a principal of Scudder Law Firm, P.C., Lincoln, Nebraska, the Company's outside corporate and securities counsel, with which he has practiced since July 1993. From May 1988 to June 1993, Mr. Scudder practiced with the Kansas City, Missouri law firm Spencer Fane Britt & Browne. Mr. Scudder is also a director of UMB Bank Nebraska, N.A., a national bank subsidiary of UMB Financial Corporation, a publicly-traded bank holding company. Mr. Scudder became a director immediately following the closing of the Company's initial public offering on November 4, 1994. Another principal of Scudder Law Firm, P.C. serves as a member of the board of directors of Swift Transportation Co., Inc., a nationwide truckload carrier with common stock traded on the Nasdaq National Market.

      Robert E. Bosworth currently serves as business and management consultant to various corporations in the Chattanooga area. Prior to February 1998, Mr. Bosworth served for more than five years as Executive Vice President and Chief Financial Officer of Chattem, Inc., a publicly-held company, headquartered in Chattanooga, Tennessee, involved in the manufacturing and marketing of over-the-counter pharmaceuticals and toiletries products. The Company has nominated Mr. Bosworth to become a director.

Meetings and Compensation

      Board of Directors. The Board of Directors of the Company held three regularly scheduled meetings during the fiscal year ended December 31, 1997. Each of the directors attended all meetings of the Board of Directors and all meetings held by committees of the Board on which they served. Directors who are not employees of the Company received an annual retainer of $10,000 plus $1,000 per regularly scheduled meeting of the Board of Directors and reimbursement of expenses incurred in attending such Board meetings. Total compensation for each of the non-employee directors was $13,000 in 1997.

      Compensation  Committee.  The  Compensation  Committee  of  the  Board  of
Directors met once during 1997. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation
Committee  for  1997  is set  forth  below.  See  "Report  of  the  Compensation
Committee."

      Audit Committee. The Audit Committee met once during 1997. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

      Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

      Compensation Committee Interlocks and Insider Participation. Messrs. Alt, Maclellan, and Scudder served as the Compensation Committee in 1997. None of such individuals has been an officer or employee of the Company. Mr. Scudder's law firm serves as the Company's corporate and securities counsel and earned approximately $147,900 in fees for legal services during 1997. Mr. Alt serves as the Company's counsel in certain other matters and earned approximately $23,000 in fees for legal services during 1997.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                            EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the four other named executive officers of the Company (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996, and 1995.



                           Summary Compensation Table

                                                                  Long Term Compensation
                            Annual Compensation                  Awards         Payouts
                                                               Restricted
Name and Principal                           Other Annual      Stock       Options  LTIP     All Other
     Position      Year  Salary   Bonus<F1>  Compensation<F2>  Award(s)    #        Payouts  Compensation<F3>
David R. Parker
 Chairman,
 President, and    1997 $487,500  $140,000         -             -             -       -      $8,217
 Chief Executive   1996 $487,500      -            -             -         133,750     -      $7,819
 Officer           1995 $487,500      -            -             -             -       -      $7,554
Michael W. Miller
 Executive Vice
 President and     1997 $142,716  $ 50,000         -             -             -       -         -
 Chief Operating   1996 $134,270  $  7,000         -             -          25,000     -         -
 Officer           1995 $113,550  $ 22,825         -             -             -       -         -
Ronald B. Pope     1997 $ 97,600  $ 34,097         -             -             -       -         -
 Vice President    1996 $ 81,645  $ 12,000         -             -          10,000     -         -
 Sales/Marketing   1995 $ 70,461  $ 11,686         -             -             -       -         -
R. H. Lovin, Jr.   1997 $ 95,573  $ 15,000         -             -             -       -         -
 Vice President    1996 $ 88,899  $ 12,000         -             -          15,000     -         -
 Administration    1995 $ 80,000  $ 20,542         -             -             -       -         -
Joey B. Hogan<F4>
 Chief Financial   1997 $ 46,040  $ 34,097         -             -          25,000     -         -
 Officer and       1996 $   -     $   -            -             -             -       -         -
 Treasurer         1995 $   -     $   -            -             -             -       -         -

------------------------

<F1>  Reflects value of bonus earned by the Named Officer during the fiscal year covered.
<F2>  Other annual compensation did not exceed 10% of any Named Officer's total salary for any reported year.
<F3>  Reportable portion of premiums paid on split-dollar life insurance policies.
<F4>  Although not required, Mr. Hogan is included in this table.  Mr. Hogan joined the Company in August 1997 with an annualized salary of $129,000.



      The following table lists options or SARs granted to the Named Officers during the fiscal year ended December 31, 1997.


                         Option/SAR Grants in Last Fiscal Year
                                  (Individual Grants)

                                                                                 Potential realizable
                                                                                 value at assumed
                          Individual Grants                                      annual rates of stock
                                                                                 price appreciation for
                                                                                 option term
                 Options/                                  Exercise
                  SAR's   Percent of total options/SARs    or base   Expiration
      Name       granted  granted to employees in fiscal    price       Date       5% ($)    10% ($)
                   (#)             year                     ($/Sh)
Joey B. Hogan    25,000            17%                      18.75     08/06/07    297,794    747,067





      The following table demonstrates that no options under the Plan were exercised during the fiscal year ended December 31, 1997 by the Named Officers.



Aggregated Option Exercises in Last Fiscal Year and Option Value as of December 31, 1997


                                          Number of Securities
                                         Underlying Unexercised           Value of Unexercised
                  Shares                          Options                     In-the-Money
                 Acquired   Value          at Fiscal Year End         Options at Fiscal year End<F1>
      Name          on     Realized                (#)                            ($)
                 Exercise     ($)
                                       Exercisable   Unexercisable   Exercisable      Unexercisable
David R. Parker    -0-       -0-          26,750        107,000           -0-             -0-
Michael W. Miller  -0-       -0-          29,000         20,000           -0-             -0-
Ronald B. Pope     -0-       -0-           7,000         13,000           -0-             -0-
R. H. Lovin, Jr.   -0-       -0-          27,000         12,000           -0-             -0-
Joey B. Hogan      -0-       -0-             0           25,000           -0-             -0-

------------------------

<F1>  Based on the $15.25 closing price of the Company's Class A Common Stock on
      December 31, 1997.



      The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

      The Company currently does not have any employment, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. The Board of Directors has the authority to extend similar rights to holders of additional awards under the Plan.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

      Under the Compensation Committee's supervision, the Company has adopted compensation policies that seek to attract and retain excellent management personnel and align the interests of senior management with the interests of stockholders. The three main components of senior management's compensation are salary, bonus, and stock options.

      Base Salary. In approving the base salaries of the Company's senior management team for 1997, the Compensation Committee reviewed individual performance and the compensation of persons holding similar positions at other publicly-traded truckload carriers. The Compensation Committee took into account the relative size of comparable companies, growth rates, geographic considerations, and operating performance. In addition, the Compensation Committee considered the expanded roles of senior management in response to the Company's growth and its acquisition strategy. The Compensation Committee believes that the base salaries of senior management, other than the salary of the Chief Executive Officer that is discussed below, are at or below the average levels paid by comparable, publicly-traded truckload carriers. Mr. Hogan's salary was negotiated by Mr. Parker in August 1997 with the approval of the Compensation Committee.

      Annual Bonus. In establishing bonuses for 1997, the Compensation Committee considered three primary factors. First, the Company exceeded its financial performance goals. Second, the Compensation Committee considered whether members of management met their individual goals. Third, the Compensation Committee considered increases in responsibility undertaken during the year. Based on these factors, the Compensation Committee approved the bonuses for senior management.

      Stock Options. The Compensation Committee believes that the use of stock options as a component of potential compensation can align the interests of management and stockholders and encourage senior management to focus on long-term, profitable growth. From time-to-time the Compensation Committee has made or recommended stock option grants to members of senior management, including the Chief Executive Officer. In light of significant grants in 1994 and 1996, the Company did not make stock option grants to senior management in 1997, with the exception of the Company's Chief Financial Officer, who received an option to purchase 25,000 shares in connection with his hiring in August 1997.

      Chief Executive Officer. Mr. Parker's base salary has not been changed since the Company's initial public offering. The Compensation Committee believes it is reasonable in relation to the base salaries of CEOs of comparable companies. In January 1997, Mr. Parker established goals for himself and the Company for the year. All of the goals were substantially met or exceeded.
Although Mr. Parker had not taken a bonus in the past, the Compensation Committee recommended a bonus of $140,000 based upon the Company's financial performance and the attainment of these goals. Mr. Parker's beneficial ownership of more than 50% of the Company's outstanding stock ensures that his net worth is linked to the Company's stock price performance.

                                          Compensation Committee

                                          William T. Alt
                                          Hugh O. Maclellan, Jr.
                                          Mark A. Scudder

                   SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                  AND MANAGEMENT

      The following table sets forth, as of March 16, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, director nominee, and Named Officer of the Company, and by all directors and executive officers of the Company as a group.


            SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

                                                       Amount & Nature
                                                        of Beneficial
Title of Class         Name of Beneficial Owner<F1>     Ownership<F2>    Percent of Class
                                                                         41.1% of Class A
Class A & Class B  David R. Parker &                    6,958,725<F3>    100.0% of Class B
    Common         Jacqueline F. Parker                                  51.3% of Total
Class A Common     Michael W. Miller                       37,052               *
Class A Common     R. H. Lovin, Jr.                        30,000               *
Class A Common     Joey B. Hogan                            5,750               *
Class A Common     Ronald B. Pope                           9,204               *
                   William T. Alt
 No Securities     300 Forest Avenue                          0                 *
     Owned         Chattanooga, TN  37405
                   Hugh O. Maclellan, Jr.
Class A Common     501 Provident Building                   5,700               *
                   Chattanooga, TN  37402
Class A Common     Mark A. Scudder<F4>                      2,650               *
                   Robert E. Bosworth
Class A Common     174 Meadow Pond Run                      1,000               *
                   Lookout Mountain, GA 30750
Class A Common     Clyde M. Fuller<F5>                  2,100,000        18.7% of Class A
                                                                         15.5% of Total
Class A Common     Dresdner RCM Global Investors LLC(6) 1,323,900        11.8% of Class A
                                                                          9.8% of Total
Class A & Class B  All directors and executive officers
    Common         as a group (8 persons)               7,049,081        52.0% of Total

---------------------

*     Less than one percent (1%).
<F1>  The business address of Mr. and Mrs. Parker, Mr. Lovin, Mr. Hogan,
      Mr. Pope, Mr. Miller, and Mr. Fuller is 400 Birmingham Highway, Chattanooga, TN 37419.
<F2>  In accordance with applicable  rules under the Securities  Exchange Act of
      1934, as amended, the number of shares of Class A Common Stock beneficially owned includes (i) the following shares underlying stock options that are exercisable or will become exercisable within 60 days of the date of this proxy: Mr. Parker - 53,500; Mr. Miller - 34,000; Mr. Lovin - 30,000; Mr. Pope - 9,000; Mr. Hogan - 5,000; and (ii) the following shares attributable to Named Officers invested in the employer stock fund through the Company's 401(k) Plan, assuming (a) all amounts allocated to such fund by Named Officers were fully invested, and (b) that the number of shares is equivalent to the dollar amount invested in such fund divided by the $21.75 closing price of the Company's Class A Common Stock on March 16, 1998: Mr. Parker - 225; Mr. Miller - 152; and Mr. Pope
      - 104.
<F3>  Includes  4,555,225  shares of Class A Common Stock;  2,350,000  shares of
      Class B Common Stock; and 53,500 shares of Class A Common Stock underlying stock options that are exercisable or will become exercisable within 60 days of the date of this proxy statement. All shares are owned by Mr. and Mrs. Parker as Joint Tenants with Rights of Survivorship, except 200,000 shares of Class A Common Stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are general partners.
<F4>  Mr. Scudder's business address is 411 S. 13th Street,  Suite 200, Lincoln,
      NE 68508. His holdings include 200 shares of Class A Common Stock held as custodian for minor child under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed.
<F5>  Includes  25,000  vested  shares  of  Class A Common  Stock  from an underlying stock option granted in 1997. (6) Group of investors consisting of Dresdner RCM Global Investors LLC, a Delaware limited liability company ("Dresdner RCM"), RCM Limited L.P., a California limited partnership, and RCM General Corporation, a California corporation. As reported on Form 13-G filed February 6, 1998, the group has sole voting power of 1,085,400 shares; no shares with shared voting power; 1,301,900 sole dispositive power; and 32,000 shared dispositive power. The address of Dresdner RCM is Four Embarcadero Center, Suite 2900, San Francisco, CA 94111. Dresdner RCM is a wholly owned subsidiary of Dresdner Bank AG, Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

                              STOCK PERFORMANCE GRAPH

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR COVENANT TRANSPORT, INC.

      The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing October 28, 1994, and ending December 31, 1997.




                            GRAPH WAS CENTERED HERE
                                IN PRINTED FORM



                                     LEGEND
Symbol    CRSP Total Returns Index for:           12/31/92 12/31/93 12/30/94 12/29/95 12/31/96 12/31/97

______ #  Covenant Transport, Inc.                                     100.0     61.5     73.7     78.2
------ *  Nasdaq Stock Market (US Companies)          86.6     99.4     97.2    137.4    169.0    207.4
====== ^  Nasdaq Trucking & Transportation Stocks     86.6    105.2     95.4    111.3    122.3    157.3
          SIC 3700-3799, 4200-4299, 4400-4599,
            4700-4799 US & Foreign

Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.00 on 10/28/94.




The stock performance graph assumes $100 was invested on October 28, 1994. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4499, and 4500-4599. The Company will provide the names of all companies in such index upon request.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 1997, the Company paid David R. and Jacqueline F. Parker approximately $212,000 in rent for the Company's former headquarters in Chattanooga, Tennessee. The lease of the former headquarters expires in 2004 and provided for rent of $20,180.97 per month in 1997 with annual increases of five percent. During the third quarter of 1997, the Parkers voluntarily reduced the Company's rent by $5,000 per month. The Parkers have listed the property for sale, and the Company's obligations will terminate upon sale. The Company also leased a small terminal and trailer drop-lot at Greer, South Carolina from the Parkers for annual rent of $12,000 in 1997.

      In 1997, the Company engaged in several transactions with Clyde M. Fuller, a holder of approximately 15.5% of the Company's outstanding Common Stock, the stepfather of David R. Parker, and an employee of the Company at a nominal salary. The Company made several advances to Mr. Fuller during 1997 for his business purposes. The maximum amount outstanding was $648,999, and at December 31, 1997, the outstanding balance owed by Mr. Fuller was approximately $482,000. The amount bears interest at 7%, payable annually, and becomes due on June 4, 2001.

      The Company paid $119,430 in 1997 to charter a turboprop airplane owned by Mr. Fuller. The average rate per hour was $600 in 1997 and has been raised to $900 per hour in 1998 following a substantial upgrade of the plane. The rental rate was negotiated by Mr. Fuller and Mr. Parker, and the Company believes the rate represents fair market value.

      During 1997, C & F Corporation, a corporation wholly owned by Mr. Fuller, merged into a subsidiary of the Company. The sole asset of C & F Corporation was 2,075,000 shares of the Company's Class A Common Stock. Immediately following the merger, the Company retired the 2,075,000 shares previously owned by C & F Corporation. As consideration for the merger, the Company issued Mr. Fuller 2,075,000 new shares of Class A Common Stock. The Company's capitalization and number of shares beneficially owned by Mr. Fuller were not changed in the transaction.

      Tenn-Ga Truck Sales, Inc., a corporation wholly owned by Mr. Fuller, purchased used tractors from the Company for approximately $1,160,500 during 1997. The price per tractor was the same offer the Company had received from the equipment manufacturer, and the Company believes it represents fair market value. Mr. Parker and Mr. Fuller agreed on the price.

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

                                    PROPOSAL 2
                     RATIFICATION OF SELECTION OF INDEPENDENT
                                PUBLIC ACCOUNTANTS

      The Board of Directors has selected Coopers & Lybrand L.L.P. as independent public accountants for the Company for the 1998 fiscal year. Coopers & Lybrand L.L.P. has served as independent public accountants for the Company since 1992. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                               STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 1999 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 11, 1998, to be included in the Company's proxy material related to that meeting.

                                   OTHER MATTERS

      The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                    Covenant Transport, Inc.


                                    /s/ David R. Parker
                                    David R. Parker
                                    Chairman of the Board
April 10, 1998